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                          ARONEX PHARMACEUTICALS, INC.

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (the "First Amendment") is executed and dated effective as of the 18th day of January, 2001 between Aronex Pharmaceuticals, Inc. (the "Company") and Paul A. Cossum, Ph.D. ("Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement dated as of June 12, 1998 (the "Employment Agreement");

         WHEREAS, the Company and Executive now wish to amend certain provisions of the Employment Agreement;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties hereto agree as follows:

         1. Capitalized terms used but not defined herein have the respective meanings set forth in the Employment Agreement.

         2. Section 5(e) of the Employment Agreement is hereby amended by adding as flush language the following sentence after Section 5(e)(iii):

                  "Notwithstanding the provisions of this Section 5(e) to the contrary, in the event the Executive is terminated without Cause within twelve months following a Change of Control (as defined below), the Company shall provide the benefits set forth in Section 5(f) below."

         3. Section 5(f) of the Employment Agreement is hereby amended by replacing the introductory language thereof with the following:

                  "(f) Termination with Good Reason and Termination without Cause following a Change of Control. If the Executive terminates his employment for Good Reason (as defined below) or is terminated without Cause within twelve months following a Change in Control, the Company shall:"

         4. Except as amended and modified by this First Amendment, the Employment Agreement shall continue in full force and effect. The Employment Agreement and this First Amendment shall be construed as one and the same instrument.

         5. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart.

         6. This First Amendment (i) constitutes the entire contract between the parties relative to the amendments to the Employment Agreement made hereby, (ii) supersedes all prior


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agreements, consents and understandings relating to such amendments and (iii)
may not be contradicted by evidence of prior contemporaneous or subsequent oral agreements of the parties.

         7. This First Amendment shall be construed and enforced in accordance with the laws of the State of Texas.

         8. This First Amendment shall be binding upon and shall inure to the benefit of and enforceable by the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement effective for all purposes as of the date first above written.

EXECUTIVE                                  COMPANY

                                           ARONEX PHARMACEUTICALS, INC.



/s/ Paul A. Cossum, Ph.D.                  By:   /s/ Geoffrey F. Cox, Ph.D.
- ----------------------------                     ----------------------------
Paul A. Cossum, Ph.D.                            Geoffrey F. Cox, Ph.D.
                                                 Chairman of the Board and
                                                 Chief Executive Officer


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